Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

LendingTree, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule (1)	Amount Registered (2)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, par value $0.01 per share	Other	1,632,594 (3)	$27.19 (1)	$44,390,231	$0.00011020	$4,891.80
Equity	Common Stock, par value $0.01 per share	Other	100,000 (4)	$27.19 (1)	$2,719,000	$0.00011020	$299.63
Total Offering Amounts					$47,109,231		$5,191.44
Total Fee Offsets							–
Net Fee Due							$5,191.44

Table 2: Fee Offset Claims and Sources

Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended (the “Securities Act”), by averaging the high and low sales prices of LendingTree, Inc.’s (the “Registrant’s”) common stock, par value $0.01 per share (“Common Stock”), as reported on The Nasdaq Global Select Market on July 24, 2023, which date is within five business days prior to the filing of this Registration Statement.

(2)

Pursuant to Rule 416(a) of the Securities Act, this Registration Statement shall also cover any additional shares of Common Stock of the Registrant that become issuable under the Registrant’s 2023 Stock Plan (the “2023 Plan”) and 2023 Inducement Grant Plan (the “2023 Inducement Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of outstanding shares of Common Stock. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(3)

Represents the sum of 1,022,332 shares of Common Stock reserved for issuance under the 2023 Plan minus 389,738 shares of Common Stock granted under the LendingTree, Inc. 2008 Stock Plan (the “2008 Plan”) between December 31, 2022 and June 21, 2023, the effective date of the 2023 Plan, plus 1,000,000 shares of Common Stock underlying outstanding awards granted under the 2008 Plan, which if cancelled, forfeited or terminated for any reason prior to exercise, delivery or becoming vested in full, would otherwise have been returned to the share reserve under the 2008 Plan, but which instead will now be available for future grant under the 2023 Plan. No further grants will be made under the 2008 Plan.

(4)	Represents 100,000 shares of Common Stock reserved for issuance under the 2023 Inducement Plan.